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                                                        EXHIBIT 8.1

                              August 18, 1999
                                                               (312) 368-4000


Equity Residential Properties Trust
Two North Riverside Plaza, Suite 400
Chicago, IL  60606

     Re:  TAX OPINION - MERGER WITH LEXFORD RESIDENTIAL TRUST

Ladies and Gentlemen:

     We are acting as special counsel to Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), in connection with the Joint Proxy Statement/Prospectus, included in the Registration Statement on Form S-4 (File No. 333-83663) (the "Registration Statement"), relating to the proposed merger (the "Merger") of Lexford Residential Trust, a Maryland real estate investment trust ("Lexford"), with and into EQR. You have requested our opinion as to certain federal income tax matters described below.

     Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     The Merger will be consummated pursuant to (i) an Agreement and Plan of Merger, dated as of June 30, 1999, by and between EQR and Lexford (the "Merger Agreement"), and (ii) the Articles of Merger, by and between EQR and Lexford, entered into in connection therewith (the "Articles"). The Merger Agreement and the Articles are collectively referred to herein as the "Agreements."

     The Merger and the Agreements are more fully described in the Registration Statement. All descriptions of and references to the Merger contained in this opinion letter are qualified in their entirety by the terms of the Agreements.

     As of the time the Merger is effective (the "Effective Time") and by virtue of the Merger, each common share of beneficial interest of Lexford ("Lexford Common") outstanding immediately prior to the Effective Time shall be converted into .463 common shares of beneficial interest of EQR ("EQR Common"). No fractional shares of EQR Common will be issued in connection with the Merger.
In lieu thereof, holders of Lexford Common will receive cash.


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Equity Residential Properties Trust
August 18, 1999
Page 2

     You have directed us to assume in preparing this opinion, and our opinion is based on the understanding, that (i) the Merger and related transactions will be consummated in accordance with the terms, conditions and other provisions of the Agreements, and (ii) all of the information, descriptions, representations and assumptions of a factual nature set forth in this letter, in the Agreements, in the letter to us from EQR, dated August 18, 1999, attached as Exhibit A hereto, the letter to us from Lexford, dated August 18, 1999, attached as Exhibit B hereto, and in the Joint Proxy Statement/Prospectus are accurate and complete and will be accurate and complete at the Effective Time. We have not independently verified any factual matters relating to the Merger in connection with or apart from our preparation of this opinion, and accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

     In connection with the rendering of this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation thereof) that:

     1. Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents (which are authentic); and there has been (or will be as of the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such verification; and

     3.   The Merger will be effective under applicable State law.

     In rendering our opinion in paragraph (i), below, we have relied on the opinion of Willkie Farr & Gallagher, dated as of the date hereof, described in Section 6.2(d) of the Merger Agreement regarding the qualification of Lexford as a real estate investment trust under Section 856 of the Code.

     Assuming that the Merger and all other events occur as contemplated in the Agreements and the Joint Proxy Statement/Prospectus, and based upon our review of the Agreements, the Joint Proxy Statement/Prospectus and such other documents as we have deemed necessary and upon representations made to us by EQR and certain beneficial owners of shares of EQR Common, we are of the opinion that, under the United States federal income tax laws in effect on the date hereof:

          (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and EQR and Lexford will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by EQR as a result of the Merger; and


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Equity Residential Properties Trust
August 18, 1999
Page 3


          (iii) no gain or loss will be recognized by the holders of EQR Common or preferred shares of EQR as a result of the Merger.

     The foregoing opinion is limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinion. We do not address any other federal income tax consequences of the Merger or any other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than the laws of the United States.

     This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

     This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date. In rendering this opinion, we have assumed that there will be no change in the applicable laws of the State of Maryland, or in the Code, the regulations promulgated thereunder by the United States Department of the Treasury, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, if the facts vary from those relied upon (including if any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable.

          This opinion is rendered only to you and may not be quoted in whole or in part or otherwise referred to, used by, or relied upon, nor be filed, or furnished to, any other person or entity other than EQR shareholders in connection with the Merger without our prior written consent. We hereby consent to the use of our name in the Joint Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                       Very truly yours,


                                       /s/ RUDNICK & WOLFE


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                                   EXHIBIT A










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                         EQUITY RESIDENTIAL PROPERTIES TRUST
                         TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, ILLINOIS  60606


                                  August 18, 1999


Rudnick & Wolfe                                 Willkie Farr & Gallagher
203 North LaSalle Street                        787 Seventh Avenue
Suite 1800                                      New York, New York 10019-6099
Chicago, Illinois  60601

     Re:  OFFICER'S CERTIFICATE - TAX OPINION FOR MERGER
        ------------------------------------------------

Ladies and Gentlemen:

     In connection with the merger of Lexford Residential Trust, a Maryland real estate investment trust ("Lexford"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), pursuant to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (File No. 333-83663), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and certain related transactions, Rudnick & Wolfe, as special counsel for EQR, and Willkie Farr & Gallagher, as special counsel for Lexford, have each been requested to render an opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of Lexford with and into EQR. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     The Merger will be consummated pursuant to (i) an Agreement and Plan of Merger, by and between Lexford and EQR, dated as of June 30, 1999 (the "Merger Agreement"); and (ii) the Articles of Merger, by and between Lexford and EQR, entered into in connection therewith (the "Articles of Merger").

     In connection with the issuance of your legal opinion as described above, EQR, on behalf of itself and ERP Operating Limited Partnership, hereby makes the following representations (intending that Rudnick & Wolfe and Willkie Farr & Gallagher will rely on such representations in rendering their opinions), each of which will be true as of the time the Merger is effective (the "Effective Time") and thereafter, where relevant:

     1. The Merger is being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus.


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August 18, 1999
Page 2


     2. The fair market value of the EQR common shares received by each holder of Lexford common shares will be approximately equal to the fair market value of the Lexford common shares surrendered in the exchange.

     3. EQR has no plan or intention to reacquire any of the EQR Common Shares to be issued in the Merger.

     4. EQR has no plan or intention to sell or otherwise dispose of any of the assets acquired from Lexford in the Merger except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(j)(4), and
(iii) dispositions which would not cause the Merger to fail to meet the requirements of Treasury Regulation Section 1.368-1(d). Following all sales or dispositions, if any, of the assets acquired from Lexford in the Merger, EQR will continue to comply with the continuity of business enterprise test as set forth in Treasury Regulation Section 1.368-1(d).

     5. Following the Merger, EQR will continue the historic business of Lexford and will use a significant portion of Lexford's historic business assets in a business.

     6. There is no intercorporate indebtedness existing between EQR and Lexford that was issued, acquired or will be settled at a discount.

     7. Although EQR is an "investment company," as defined in Code Sections 368(a)(2)(F)(iii) and (iv), EQR is also a real estate investment trust, as defined in Code Section 856(a), described in Code Section 368(a)(2)(F)(i).

     8. EQR is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

     9. The payment of cash in lieu of a fraction of EQR Common Shares to the holders of Lexford Common Shares is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Lexford shareholders in lieu of issuing a fraction of EQR Common Shares will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Lexford Common Shares in exchange for their Lexford Common Shares. The fractional share interests of each holder of Lexford Common Shares will be aggregated, and no record holder of Lexford Common Shares will receive cash in an amount greater than the value of one share of Lexford Common Shares.

     10. The principal purpose of EQR's assumption of liabilities and/or acquisition of properties subject to liabilities in connection with the Merger is not to avoid federal income tax, and


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August 18, 1999
Page 3


EQR has a valid business purpose for assuming any liabilities and/or acquiring properties subject to liabilities in connection with the Merger.

     11. EQR has the corporate power and authority to make all of the representations contained herein.


                                      EQUITY RESIDENTIAL PROPERTIES TRUST,
                                      a Maryland real estate investment trust


                                      By:     /s/ Bruce C. Strohm
                                         -------------------------------------
                                      Name:   Bruce C. Strohm
                                           -----------------------------------
                                      Its:    Executive Vice President
                                           -----------------------------------



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                                   EXHIBIT B

                             LEXFORD RESIDENTIAL TRUST

August 18, 1999



Willkie Farr & Gallagher                     Rudnick & Wolfe
787 Seventh Avenue                           203 N. LaSalle Street
New York, New York  10019-6099               Suite 1800
                                             Chicago, IL 60601-1293


      AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 30, 1999 (THE "MERGER
              AGREEMENT") BETWEEN LEXFORD RESIDENTIAL TRUST
(THE "TRUST" OR "SELLER") AND EQUITY RESIDENTIAL PROPERTIES TRUST ("ACQUIRING")

Ladies and Gentlemen:

We are furnishing the following representations to you to enable you to prepare and deliver your respective tax opinions in accordance with Sections 6.2(e) and 6.3(f) of the Merger Agreement. We understand that you will be relying on such representations in rendering your tax opinions. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement or in the Registration Statement (as defined in the Merger Agreement).

In connection with your respective opinions, the Trust makes the representations set forth herein:

1. The Merger will be carried out, insofar as such Merger pertains to the Trust, as set forth in the Merger Agreement and Registration Statement.

2. The Merger is being effected for bona fide business reasons as described in the Merger Agreement and the Registration Statement.

3. The facts relating to the contemplated Merger pursuant to the Merger Agreement, the Registration Statement and the documents executed in connection therewith and pursuant thereto (the "Merger Documents"), are, insofar as such facts pertain to the Trust, true, correct and complete in all

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Willkie Farr & Gallagher
Rudnick & Wolfe
August 18, 1999
Page 2

     material respects. The Merger Agreement, the Registration Statement and the Merger Documents represent the entire understanding of the Trust and Acquiring with respect to the Merger.

4. The ratio for the exchange of the shares of beneficial interest of the Trust ("Trust Stock") for the shares of beneficial interest of Acquiring ("Acquiring Stock") in the Merger was negotiated through arm's length bargaining. Thus, the fair market value of the Acquiring Stock received by each Trust shareholder in respect of Trust Stock will be approximately equal to the fair market value of the Trust Stock surrendered in the exchange.

5. The fair market value of the assets of the Trust transferred to Acquiring will equal or exceed the sum of the liabilities assumed by Acquiring plus, without duplication, the amount of liabilities, if any, to which the transferred assets are subject.

6. There is no plan or intention by the shareholders of the Trust who own 5 percent or more of the Trust Stock, and to the best knowledge of the management of the Trust, there is no plan or intention on the part of the remaining shareholders of the Trust to sell, exchange, or otherwise dispose of a number of shares of Acquiring Stock received in the Merger that would reduce the shareholders' ownership of Acquiring Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Trust as of the same date. For purposes of this representation, shares of Trust Stock and shares of Acquiring Stock held by the Trust shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger are considered in making this representation.

7. To the knowledge of the Trust, Acquiring has no plan or intention to sell or otherwise dispose of any of the assets it acquired in the Merger, except for (i) dispositions made in the ordinary course of business (ii) transfers described in Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4), and (iii) dispositions which would not cause the Merger to fail to meet the requirements of Treasury Regulation Section 1.368-1(d). Following the sale or disposition, if any, of the Trust's assets to third parties, Acquiring will continue to own Trust assets sufficient at all times to comply with the continuity of business enterprise requirements of Treasury Regulation Section 1.368-1(d).

8. To the knowledge of the Trust, Acquiring has no plan or intention to reacquire any of the Acquiring Stock to be issued in the Merger.

9. To the knowledge of the Trust, following the Merger, Acquiring will continue the historic business of the Trust and will use a significant portion of the Trust's historic business assets in a business.

10. The liabilities of the Trust assumed by Acquiring and the liabilities to which the transferred assets of the Trust are subject were incurred by the Trust in the ordinary course of its business.

11. To the knowledge of the Trust, Acquiring acquired no more than 15% of the outstanding Trust Stock prior to the Merger.

12. There is no intercompany indebtedness existing between Acquiring and the Trust that was issued, acquired, or will be settled at a discount.

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Willkie Farr & Gallagher
Rudnick & Wolfe
August 18, 1999
Page 3


13. At the time of the Merger, the number of shares of Trust Stock outstanding shall not exceed 9,646,311; the number of warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire Trust Stock (for purposes of this representation, the "Trust Options") outstanding shall not exceed 204,250; and, the total number of shares of Trust Stock and Trust Options shall not exceed 9,763,478.

14. None of the compensation received by any shareholder-employee or shareholder-trustee of the Trust will be separate consideration for, or allocable to, any of their shares of Trust Stock; none of the shares of Acquiring Stock received by any shareholder-employees or shareholder-trustees will be separate consideration for, or allocable to, any employment agreement; and except for the "tax recognition payments" described in the Registration Statement, the compensation paid to any shareholder-employees or shareholder-trustees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

15. The payment of cash in lieu of fractional shares of Acquiring is solely for the purpose of avoiding the expense and inconvenience to Acquiring of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the shareholders of the Trust instead of issuing fractional shares of Acquiring Stock will not exceed one percent of the total consideration that will be issued in the transaction to the shareholders of the Trust in exchange for their shares of Trust Stock. The fractional share interests of each shareholder of the Trust will be aggregated, and no record shareholder or beneficial owner of the Trust will receive cash in an amountequal to or greater than the value of one full share of Trust Stock.

16. The Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

17. Although the Trust is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code, the Trust is also a real estate investment trust, as defined in Section 856(a), described in Section 368(a)(2)(F)(i).

18. Each of the representations made by the Trust in the Merger Agreement and other documents associated therewith is true and accurate in all material respects and the Trust is authorized to make all of the representations set forth herein.

The information in this certificate is provided in connection with the preparation of your respective tax opinions. We understand that your respective opinions will be premised on the basis that all of the facts, representations and assumptions on which you are relying, whether contained herein or in the documents referred to herein, are accurate and complete and will be accurate and complete as of the Effective Time. We further understand that your opinion will be based in part upon the assumptions stated, and will be subject to the qualifications and limitations set forth, in your opinion letters.

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Willkie Farr & Gallagher
Rudnick & Wolfe
August 18, 1999
Page 4

IN WITNESS WHEREOF, I have signed this Certificate this day of August 18, 1999.

Lexford Residential Trust

By:    /s/ Bradley A. Van Auken
      --------------------------
Name:     Bradley A. Van Auken
Title:   Senior Vice President,
       General Counsel & Secretary